Exhibit 99.1

AGREEMENT OF THE REPORTING PERSONS

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that such person or entity knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Mark E. Strome

Signature:	/s/ Mark E. Strome
Name/Title:	Mark E. Strome
Date:	October 8, 2026

Strome Group, Inc.

Signature:	/s/ Mark E. Strome
Name/Title:	President
Date:	October 8, 2026

Strome Investment Management, LP

By: Strome Group, Inc.
Its: General Partner

Signature:	/s/ Mark E. Strome
Name/Title:	President
Date:	October 8, 2026

Strome Mezzanine Fund, LP

By: Strome Investment Management, LP
Its: General Partner

By: Strome Group, Inc.
Its: General Partner

Signature:	/s/ Mark E. Strome
Name/Title:	President
Date:	October 8, 2026

Strome Mezzanine Fund II, LP

By: Strome Investment Management, LP
Its: General Partner

By: Strome Group, Inc.
Its: General Partner

Signature:	/s/ Mark E. Strome
Name/Title:	President
Date:	October 8, 2026

Strome Dynasty, LLC.

By: Strome Investment Management, LP
Its: General Partner

By: Strome Group, Inc.
Its: General Partner

Signature:	/s/ Mark E. Strome
Name/Title:	President
Date:	October 8, 2026